Monday, February 2, 2026

First Merchants Corporation Completes Legal Closing of First Savings Financial Group Merger

MUNCIE, Ind. – First Merchants Corporation (NASDAQ: FRME) and First Savings Financial Group, Inc. (NASDAQ: FSFG) have finalized a merger of the two companies. Following regulatory approvals last month, the companies consummated their legal closing through a stock transaction effective February 1, 2026. As previously announced in late 2025, First Savings Bank will also merge with and into First Merchants Bank.

Headquartered in Jeffersonville, Indiana, directly across the Ohio River from Louisville, Kentucky, First Savings Bank operated several banking centers within southern Indiana. First Savings Bank also has two national lending programs, including a single-tenant net lease commercial real estate program and an SBA lending program, with offices located throughout the Midwest. Since its founding in 1937, First Savings Bank grew into one of the largest community banks in southern Indiana with total assets of $2.4 billion, total loans of $1.9 billion, and total deposits of $1.7 billion as of December 31, 2025.

“This merger strengthens our ability to serve Indiana communities with expanded capabilities and the same genuine, relationship‑focused approach our customers expect,” said Mark Hardwick, CEO of First Merchants Corporation. “First Savings Bank shares our commitment to community, culture, and long‑term value, and together we are building a stronger, more diversified organization for the future.”

“Our commitment to exceptional service, local decision-making and community engagement has always defined First Savings Bank” said Larry Myers, President and CEO of First Savings Bank. “First Merchants Bank is the ideal partner that shares these priorities and will help us build on that legacy while creating new opportunities for the customers we serve.”

Following the merger, First Merchants Corporation will have assets of approximately $21.4 billion and will remain the second largest financial holding company headquartered in Indiana. The combined company, doing business as First Merchants Bank, will complete its integration during the second quarter of 2026.

###

About First Merchants Corporation
First Merchants Corporation is a financial holding company headquartered in Muncie, Indiana. The Corporation has one full-service bank charter, First Merchants Bank. The Bank also operates as First Merchants Private Wealth Advisors (as a division of First Merchants Bank).

First Merchants Corporation’s common stock is traded on the NASDAQ Global Select Market System under the symbol FRME. Quotations are carried in daily newspapers and can be found on the company’s Internet web page (http://www.firstmerchants.com).

FIRST MERCHANTS and the Shield Logo are federally registered trademarks of First Merchants Corporation.

Forward-Looking Statements

This news release contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward- looking statements include, but are not limited to, statements relating to the expected timing and benefits of the merger between First Merchants and First Savings, including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the merger, as well as other statements of expectations regarding the merger, and other statements of First Merchants’ goals, intentions and expectations; statements regarding the First Merchants’ business plan and growth strategies; statements regarding the asset quality of First Merchants’ loan and investment portfolios; and estimates of First Merchants’ risks and future costs and benefits, whether with respect to the merger or otherwise. These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of First Merchants and First Savings will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit-worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like First Merchants’ affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity (including the ability to grow and maintain core deposits and retain large uninsured deposits), credit and interest rate risks associated with First Merchants’ business; the impacts of epidemics, pandemics or other infectious disease outbreaks; and other risks and factors identified in each of First Merchants’ filings with the SEC. Neither First Merchants nor First Savings undertakes any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this news release. In addition, the companies’ respective past results of operations do not necessarily indicate their anticipated future results, whether or not the merger is completed.

For more information, contact:
Nicole M. Weaver, First Vice President and Director of Corporate Administration
765-521-7619
http://www.firstmerchants.com